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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our report dated January 15, 1996, on our audit of the financial statements of Certain of the Initial Hotels.

                         /s/ Coopers & Lybrand, L.L.P.

Fort Lauderdale, Florida
February 11, 1998